SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 4, 2002

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company Bankruptcy

Monthly Operating Report

            On May 30, 2002, Pacific Gas and Electric Company (Utility) filed its monthly operating report for the month ended April 30, 2002, with the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court). The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month.  These unaudited financial statements are attached as Exhibit 99 to this report. Although not included in Exhibit 99, the monthly operating report also includes a statement of receipts and disbursements, as well as other information.  The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision.  Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made.  These adjustments could have a material impact on reported results in the future.

Official Committee of Unsecured Creditors

As previously disclosed, on June 17, 2002, the disclosure statements describing the Utility’s proposed plan of reorganization (PG&E Plan) and the competing alternative proposed plan of reorganization sponsored by the California Public Utilities Commission (CPUC) will be mailed to creditors.  On May 31, 2002, the Bankruptcy Court approved the inclusion in the solicitation package of the Official Committee of Unsecured Creditors’ (OCC) report and recommendations regarding the competing plans of reorganization.

With respect to the PG&E Plan, the OCC report highlights the critical prerequisite that the new securities proposed to be issued achieve investment grade status, and their belief that this may be successfully achieved.  The OCC report also mentions the objections that will likely be raised by the CPUC during confirmation involving preemption of certain state laws.  Lastly, the OCC report states that if the PG&E Plan is confirmed it will likely face legal challenge from the CPUC and the State of California.

With respect to the CPUC plan, the OCC report states that the CPUC has failed to convince the OCC that the reorganized Utility will achieve investment grade status under the alternate plan.  The report also states that while the CPUC has asserted in its disclosure statement that the reorganized Utility will be regulated in a way to allow it to recover reasonable, prudently incurred costs and will have an opportunity to earn a reasonable rate of return, the CPUC has failed to accept the OCC’s suggestions concerning objective mechanisms to address their concerns regarding these issues.  These two uncertainties cause the OCC to identify as a risk whether the CPUC plan ultimately can be financed.

The OCC report concludes with a recommendation that creditors vote in favor of both plans, but does not take a position on a preference vote for either plan.  They state that the PG&E Plan is financially feasible, but faces significant delays because of potential legal challenges.   They call the CPUC plan “simpler than the PG&E Plan”, but state that it may not be financeable and also faces litigation delay.

The OCC stated that it will continue to represent and protect the interests of creditors and seek a consensual resolution of the disputes between the proponents of the PG&E Plan and the CPUC plan.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

            Exhibit 99 - Pacific Gas and Electric Company Income Statement for the month ended April 30, 2002, and Balance Sheet dated April 30, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  June 4, 2002